Exhibit 21.1

RADIATION THERAPY SERVICES, INC.

List of Subsidiaries

December 31, 2006

OWNER	SUBSIDIARY	STATE OF INC.	% OWNERSHIP
Radiation Therapy Services, Inc.	21st Century Oncology, Inc.	Florida	100%

Radiation Therapy Services, Inc.	21st Century Oncology of Pennsylvania, Inc.	Pennsylvania	100%

Radiation Therapy Services, Inc.	California Radiation Therapy Management Services, Inc.	California	100%

Radiation Therapy Services, Inc.	Michigan Radiation Therapy Management Services, Inc.	Michigan	100%

Radiation Therapy Services, Inc.	North California Radiation Therapy Management Services, Inc.	North Carolina	100%

Radiation Therapy Services, Inc.	Maryland Radiation Therapy Management Services, Inc.	Maryland	100%

Radiation Therapy Services, Inc.	New York Radiation Therapy Management Services, Inc.	New York	100%

Radiation Therapy Services, Inc.	Financial Services of Southwest Florida, LLC (surviving entity in merger with Financial Services of Southwest Florida, Inc.)	Florida	100%

Radiation Therapy Services, Inc.	Radiation Therapy School for Radiation Therapy Technology, Inc.	Florida	100%

Radiation Therapy Services, Inc.	21st Century Oncology of Kentucky, LLC	Kentucky	100%

Radiation Therapy Services, Inc.	21st Century Oncology of Alabama, Inc.	Alabama	100%

Radiation Therapy Services, Inc.	South County Radiation Therapy, LLC	Rhode Island	63.5%

Radiation Therapy Services, Inc.	Southern New England Regional Cancer Center, LLC	Rhode Island	62%

Radiation Therapy Services, Inc.	Devoto Construction of Southwest Florida, Inc.	Florida	100%

Radiation Therapy Services, Inc.	21st Century Oncology of New Jersey, Inc.	New Jersey	100%

Radiation Therapy Services, Inc.	New England Radiation Therapy Management Services, Inc.	Massachusetts	100%

Radiation Therapy Services, Inc.	Arizona Radiation Therapy Management Services, Inc.	Arizona	100%

Maryland Radiation Therapy Management Services, Inc.	Northwest Baltimore Radiation Therapy Regional Center, LLC	Maryland	90%

Maryland Radiation Therapy Management Services, Inc.	Berlin Radiation Therapy Treatment Center, LLC	Maryland	50.1%

Maryland Radiation Therapy Management Services, Inc.	Ambergris, LLC	West Virginia	60%

Maryland Radiation Therapy Management Services, Inc.	Bluefield Radiation Oncology Center, LLC	West Virginia	49%

Maryland Radiation Therapy Management Services, Inc.	21st Century Oncology of Prince Georges County, Maryland, LLC	Maryland	100%

Maryland Radiation Therapy Management Services, Inc.	21st Century Oncology of Harford County, Maryland, LLC	Maryland	100%

Michigan Radiation Therapy Management Services, Inc.	Phoenix Management Company, LLC	Michigan	100%

Michigan Radiation Therapy Management Services, Inc.	American Consolidated Technologies, LLC	Michigan	100%

21st Century Oncology of Kentucky, LLC	Bluegrass Regional Cancer Center, LLP	Kentucky	90%

21st Century Oncology, Inc.	Nevada Radiation Therapy Management Services, Inc.	Nevada	100%

21st Century Oncology, Inc.	Palms West Radiation Therapy, LLC	Florida	50%

21st Century Oncology, Inc.	Palmetto Radiation Associates, LLC	Florida	50%

21st Century Oncology, Inc.	Naples PET, LLC	Florida	40%

21st Century Oncology, Inc.	21st Century Oncology Management Services, Inc.	Florida	100%

New England Radiation Therapy Management Services, Inc.	Roger Williams Radiation Therapy, LLC	Rhode Island	51%

New York Radiation Therapy Management Services, Inc.	Faxton Leasing, LLC	New York	37%

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